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                                                                   EXHIBIT 10.15


                                 DAN RIVER INC.

                           MANAGEMENT INCENTIVE PLAN

                       Revised Effective January 1, 1998



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                             OBJECTIVES OF THE PLAN

    To provide a compensation element which will act as a powerful stimulus to maximize operating income for Dan River Inc. (the "Company") and its divisions while encouraging prudent management of working capital.

    To promote the interest of the Company by increasing its ability to attract and retain management talent.


                         ELIGIBILITY FOR PARTICIPATION

    Participation in the Management Incentive Plan will be restricted to executives in key positions having a continuing and substantial influence on financial results.

    The following factors will serve as criteria for selecting performance award participants:

    Latitude to act - The degree of freedom to exercise initiative and judgment in making independent decisions and taking action.

    Impact - The degree to which decisions and actions have a direct bearing on Company or division results.

    Magnitude - The size or amount of a position's contribution to Company or division results.

    Positions shall be approved for participation by the Compensation Committee (the "Committee") of the Board of Directors. The Committee will further approve the assignment of each position to one of three levels of participation as described below.

    As changes in organization occur in the future, revisions to the list may be required, and will be subject to approval of the Committee. The Committee has final authority regarding participation.


                            PERFORMANCE AWARD LEVELS

    Positions approved for participation will be assigned to one of three levels for which target awards are as follows:


                                             Target Award As
            Level                            % of Base Salary
            -----                            ----------------
              A                                      40%

              B                                      30%

              C                                      20%

    The target award shall be applied to individual participant base salaries for the fiscal year to determine the total target award funds available to corporate and division levels. For corporate participants, the actual award fund available will be based on consolidated results for the fiscal year.
For division participants, the division award funds will be based on division performance for the fiscal year.

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    Individual participants will be eligible for maximum awards as follows:


                                                Maximum Awards As
                                                % of Base Salary
                                                ----------------
            A        (40% target award)                100%

            B        (30% target award)                 75%

            C        (20% target award)                 50%


                          DIVISION PERFORMANCE AWARDS

    Division participants' awards will be determined at year-end and will be based upon the division's operating income, (before the Amortization of Acquisition Asset and after pay out under this plan), subject to reduction based upon failure to meet certain working capital management goals. Awards will be determined based upon a schedule to be recommended by the Committee and approved by the Board of Directors. The schedule shall denote:

            - the target operating income level required for target award funding for the year (40% - 30% - 20%)

            - the operating income level required for maximum award funding for the year (100% - 75% - 50%)


            - operating income levels which will result in awards based upon a percentage (above or below) the target award level

            - criteria for reduction of awards based upon failure to meet working capital management goals


                          CORPORATE PERFORMANCE AWARDS

    Performance awards for corporate participants will be determined at year-end and will be based on the operating income of the divisions of the Company (before the Amortization of Acquisition Asset and after pay out under this plan), subject to reduction based upon failure to meet consolidated working capital management goals. Awards will be determined based upon a schedule to be recommended by the Committee and approved by the Board of Directors. The schedule shall denote:

            - the target operating income level required for target award funding for the year (40% - 30% - 20%)

            - the operating income level required for maximum award funding for the year (100% - 75% - 50%)

            - operating income levels which will result in awards based upon a percentage (above or below) the target award level

            - criteria for reduction of awards based upon failure to meet working capital management goals

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                            CEO'S DISCRETIONARY FUND

    The Committee may establish a fund during each fiscal year, to be utilized at the discretion of the Chief Executive Officer of the Company to further reward extraordinary performance, to balance awards to individual participants whose contributions cross divisional/corporate lines, or to address other unique circumstances.


                           ADMINISTRATIVE PROVISIONS

    1. Performance awards are limited to executives whose positions are approved for participation by the Committee upon recommendation of the Chief Executive Officer of the Company.

    2. Participants who terminate their employment for any reason other than retirement or death, prior to the end of a fiscal year, shall not be eligible for an award for the year of termination, except upon recommendation of the Chief Executive Officer and approval of the Committee.

    3. No awards shall be made to anyone who has less than three months' participation during the fiscal year.

    4. Participants who retire (i.e., normal, early, delayed or disability retirement under a Company pension plan) during a fiscal year and have completed at least three months' participation in the same year shall be eligible for an award based upon base salary during the period of active employment.

    5. In the event of the death of a participant, if participation has equaled at least three months during the fiscal year in which death occurred, an award shall be permitted based upon base salary during the period of participation. Any such award shall be payable to the estate of the participant.

    6. Participants transferred from one division to another, from a divisional to a corporate position (or vice versa), or who are promoted or transferred from one position to another, will be eligible for awards pro-rated on the basis of the number of months assigned during the fiscal year to each position.

    7. Awards will be paid in cash, except for any portion properly deferred under any deferred compensation plan then in effect.

    8. The overall administration of this plan will be the responsibility of the Vice President-Industrial Relations.

    9. All awards under this plan are subject to compliance with pertinent federal regulations, notwithstanding any provision of this plan to the contrary.

    10. Each participant shall be provided with a copy of this plan and any amendments thereto.

    11. All determinations of the Committee relating to interpretation, administration or participation in this Plan shall be final and binding on all participants, their heirs, executors and administrators. Participants' rights under this plan are non-assignable and non-transferable.

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                           NO CONTRACT OF EMPLOYMENT

    This plan does not and shall not be construed to create a contract of employment between any participant and the Company and confers no rights whatsoever, except as expressly set forth herein.


                            RESTRICTION OF PAYMENTS

    1. No individual performance award may exceed the maximum percentage award for the applicable award level (i.e., 100%, 75% or 50%) to which the participant is assigned.

    2. No provision of this plan is intended to alter or amend existing discretionary powers and authorities of the Committee, which may authorize payments in amounts and form in addition to the specific text of this plan.


                           AMENDMENTS AND TERMINATION

    This plan may be amended, altered, or terminated at any time by action of the Board of Directors.